EXHIBIT 10.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam High Income Opportunities Trust:

We consent to the use of our report dated April 2, 2004 for Putnam High Income Opportunities Trust incorporated herein by reference and to the references to our firm under the caption "Financial Highlights" in the Prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                                        KPMG LLP

Boston, Massachusetts
October 1, 2004